EX-10.7

September 30, 2010

Joh. Berenberg, Gossler & Co. KG

Neuer Jungfernstieg 20

20354 Hamburg

Germany

Fax: (0049) 40 350 60 900

RE:          Events of Default under Loan Agreement between Grainger Maritime Corp. (the “Borrower”) and Joh. Berenberg, Gossler & Co. KG and Facility (the “Lender”) dated as of June 19, 2008 (the “Loan Agreement”).

Reference is hereby made to the Loan Agreement.  Capitalized terms defined in the Loan Agreement and not otherwise defined herein are used herein as therein defined.

We hereby notify you that the Borrowers will be suspending the payment of certain upcoming scheduled principal installments owing in respect of certain Indebtedness of such persons, as more particularly described on Schedule 1 hereto, for a period of 45 days beginning on September 30, 2010 (the “Payment Suspension”).  The Payment Suspension will result in one or more Events of Default occurring under the Loan Agreement (any such Event of Default resulting from the Payment Suspension, the “Specified Events of Default”).

In order to allow time for TBS International, plc and its affiliates to work with their various lenders, including you, towards a mutually agreeable solution on their outstanding indebtedness, we hereby request that you forbear from exercising any of the rights or remedies arising from the Specified Events of Default available to Lender under the Loan Agreement, other transaction documents or under applicable law (all of which rights and remedies are hereby expressly reserved by the Lender) until the earlier of (i) the occurrence of a Forbearance Termination Event and (ii) November 15, 2010.  As used herein, a “Forbearance Termination Event” shall mean the occurrence of any Event of Default under the Loan Agreement (other than the Specified Events of Default).

By counter-signing this letter, you agree to forbear from exercising any of the rights or remedies arising solely from the Specified Events of Default on the terms set forth above.

Very truly yours,

TBS INTERNATIONAL, PLC

By:	/s/ Ferdinand V. Lepere
Name: Ferdinand V. Lepere
Title: Senior Executive Vice President and Chief Financial Officer

Acknowledged and Agreed,

Joh. Berenberg, Gossler & Co. KG

By:	/s/ Aschenbrenner
Name: Aschenbrenner
Title: Assistant Director

By:	/s/ Speer
Name: Speer
Title: Assistant Director

[Signature Page to Berenberg Agreement]

Schedule 1

Facility	Principal Amount	Date

Bank of America Facility, as amended and restated on March 26, 2008	$9,500,000	September 30, 2010

AIG Facility dated as of December 7, 2007	$1,800,000	October 1, 2010

DVB Facility dated as of January 16, 2008	$2,600,000	October 23, 2010